                                                                    Exhibit 10.1

                               COVENANT NOT TO SUE
                            AND SETTLEMENT AGREEMENT

     This Covenant Not to Sue and Settlement Agreement ("the Agreement") is entered into this 16th day of May, 2006 by and between Avondale Mills, Inc. ("Avondale") and Factory Mutual Insurance Company ("Factory Mutual"). Avondale and Factory Mutual are collectively referred to herein as the "Parties" and individually as a "Party."

     WHEREAS, Factory Mutual issued to Avondale a policy of insurance for the period from September 1, 2004 to September 1, 2005, Policy No. JB275 ("the Policy"), which Policy insured specified property of Avondale at various locations identified in the Schedule of Locations which forms a part of the policy (referred to herein as the "insured location"), and also insured Avondale's business income loss, all under the terms, conditions, definitions, exclusions and endorsements contained in the Policy; and

     WHEREAS, on or about January 6, 2005, a train operated by Norfolk Southern Corporation and/or Norfolk Southern Railway Company (hereinafter collectively "Norfolk Southern") derailed on Avondale's property, releasing chlorine into the environment and causing damage to Avondale's property at some of the insured locations referenced in the Policy (referred to herein as the "Norfolk Southern Derailment"); and

     WHEREAS, Factory Mutual has, as of the date of execution of this Agreement, paid Avondale one hundred fifteen million and 00/100 dollars ($115,000,000.00) in advance payments for the insured loss resulting from the Norfolk Southern Derailment (referred to herein as the "Advance Payments"); and

     WHEREAS, Avondale intends to make and has already made additional claims under the Policy for damages to Avondale's property and for business income loss arising from the Norfolk Southern Derailment (referred to herein as "Additional Claims"); and

     WHEREAS, Avondale retained counsel immediately after the Norfolk Southern Derailment, has been represented by counsel throughout the adjustment process and settlement negotiations, and was represented by counsel at the time of settlement; and

     WHEREAS, Avondale and Factory Mutual retained and relied upon experts and consultants throughout the adjustment process and settlement negotiations; and

     WHEREAS, Avondale and Factory Mutual dispute the scope and measure of insured damages from the Norfolk Southern Derailment; and

     WHEREAS, Factory Mutual requested additional information, documents, and testing in accordance with the terms of the Policy, but has not yet received all of said information, documents, and testing; and

     WHEREAS, Avondale maintains that insured and uninsured damage to its property and Avondale's business income loss is ongoing and has not been fully measured and quantified as of the date of this settlement and that Avondale has sustained other uninsured loss; and

     WHEREAS, the Parties have already expended significant time and money in the investigation and resolution of this matter, and the Parties wish to forego any additional costs and resolve the disputes among themselves; and

     WHEREAS, Avondale and Factory Mutual reached a negotiated settlement and executed a Memorandum of Understanding Regarding the Terms of Settlement on May 11, 2006 (referred to herein as the "Memorandum of Understanding"), attached hereto, the terms of which are incorporated herein by reference; and

     WHEREAS, the Parties acknowledge that the negotiated settlement reflected in both the Memorandum of Understanding and this Agreement was reached in good faith and at the conclusion of arms length negotiations; and

     WHEREAS, Avondale and Factory Mutual desire to compromise, settle and resolve the Additional Claims, as well as all claims, demands, disputes, and obligations pending between them and/or which have been or could have been asserted by one against the other pursuant to the terms of the Policy or relating in any way to the Norfolk Southern Derailment, this being the intent and purpose of the Agreement; and

     WHEREAS, Avondale intends to settle with Factory Mutual only, and Avondale specifically intends to preserve its rights to continue to pursue its claims against Norfolk Southern, all related parties and affiliates of Norfolk Southern, and all other persons or entities, other than Factory Mutual, who may be legally responsible for damages resulting from the Norfolk Southern Derailment, and Factory Mutual intends to preserve its rights, to the extent it has such rights independent of Avondale, to pursue Norfolk Southern, all related parties and affiliates of Norfolk Southern, and all other persons or entities, other than Avondale, who may be legally responsible for the damages resulting from the Norfolk Southern Derailment; and

     WHEREAS, Avondale and Factory Mutual recognize and agree that the terms of this Agreement and any payments called for hereunder shall not constitute an admission by Avondale or Factory Mutual of Avondale's insured or uninsured loss; and

     NOW, THEREFORE, in consideration of the mutual covenants herein, the recitals set forth above and for other good and valuable consideration, the sufficiency and adequacy of which is acknowledged by all Parties and with the intent to be legally bound, the Parties to this Agreement agree as follows:

1.   INCORPORATION OF RECITALS AND DEFINITIONS.

     The Parties to this Agreement represent, warrant, and agree that the recitals appearing above are true and correct to the best of each Party's knowledge and such recitals are incorporated herein by this reference. For purposes of this Agreement, all references to Avondale and Factory Mutual shall also include their respective predecessors, successors, assigns, affiliates, subsidiaries, re-insurers, adjusters, agents, parents, creditors, bondholders, directors, officers, trustees in bankruptcy, receivers, employees, representatives, stockholders, general and limited partners, partners, sister corporations, and/or divisions.

2.   CAPACITY TO EXECUTE.

     Each Party to this Agreement represents and warrants that it is legally viable and competent to enter into this Agreement, is not currently under the protection of the bankruptcy courts of the United States, is relying on independent judgment and has not been influenced, pressured or coerced to any extent in making this Agreement by any representation or statement made by any other Party, and that the individuals executing this Agreement on its behalf are authorized to do so.

3.   CONSIDERATION AND PAYMENT.

     In accordance with the Memorandum of Understanding, Avondale and Factory Mutual agree to the total sum of two hundred and fifteen million and 00/100 dollars ($215,000,000.00) to completely and finally resolve all Avondale claims against only Factory Mutual arising from or related in any way to the Norfolk Southern Derailment, including all claims under the Policy and any other claims against Factory Mutual; to end the adjustment investigation and process; and discharge Avondale from further response to the Policy adjustment, proof and appraisal requirements.

     In consideration of the Covenant Not to Sue and following promises, Factory Mutual agrees to pay Avondale a total of two hundred and fifteen million and 00/100 dollars ($215,000,000.00). Of this amount, one hundred and fifteen million and 00/100 dollars

($115,000,000.00) was previously paid to Avondale as Advance Payments. The remaining one hundred million and 00/100 dollars ($100,000,000.00) shall be paid to Avondale by wire transfer as were the Advance Payments on or before May 25, 2006, provided that the Parties execute this Agreement in accordance with the Memorandum of Understanding.

     As additional consideration, Factory Mutual agrees to forego its rights under the Policy concerning the investigation and measure of the Additional Claims, including its rights to require Avondale to submit a Proof of Loss; seek appraisal of any differences regarding the measure or amount of loss; obtain additional documents and information pursuant to the "Requirements In Case of Loss" provision of the Policy; conduct examinations under oath; and require Avondale to comply with the requirements in the "Valuation" provision of the Policy. Avondale is permitted to expend or apply the proceeds of this settlement as Avondale determines is appropriate in its sole discretion.

     It is expressly agreed, intended, and understood by the Parties that the above-referenced consideration is received in full settlement, accord, and satisfaction of any and all claims, damages (known and unknown), losses (known and unknown), expenses (known and unknown), rights, demands, actions, suits, and causes of action (including, but not limited to, bad faith or punitive or extra-contractual damages claims) that Avondale has, may have had, or may claim in the future to have against Factory Mutual arising out of the Norfolk Southern Derailment and the Policy. It is specifically agreed that the above-referenced consideration paid by Factory Mutual to Avondale is an accord and satisfaction as to the obligations of Factory Mutual only, and Avondale reserves all rights to continue to pursue its claims against Norfolk Southern, all related parties and affiliates of Norfolk Southern, and all other persons or entities who may be legally responsible for damages resulting from the Norfolk Southern Derailment. Upon the execution of this Agreement, Avondale will submit subrogation receipts in a form mutually agreed upon by the parties for all payments made by Factory Mutual.

4.   COVENANT NOT TO SUE.

     In exchange for the consideration paid hereunder and referred to herein, Avondale hereby covenants and agrees not to file or initiate any type of action or proceeding at law or in equity, or any proceeding of any description, including but not limited to appraisal or arbitration, against Factory Mutual related to any claims, demands, causes of action (including, but not limited to, bad faith or punitive or extra-contractual damages claims), suits, damages (known and unknown), losses (known and unknown), and expenses (known and unknown), arising from the Norfolk Southern Derailment or the Policy. In addition, Avondale will not ask any other person or entity to initiate such a proceeding or suit on its behalf. It is the intent of this covenant not to sue to preserve the right of Avondale to pursue its claims against Norfolk Southern, its related parties and affiliates, and all other persons or entities who may be legally responsible for damages resulting from the Norfolk Southern Derailment (other than Factory Mutual).

5.   RECOVERY ACTION.

     The Parties hereby agree that this Agreement shall not impact or otherwise affect in any way any claims that have been or could be asserted by Avondale or Factory Mutual in the action against Norfolk Southern and all others who may be responsible for the damages resulting from the Norfolk Southern Derailment or any future action against any person that may be responsible for damages resulting from the Norfolk Southern Derailment except as provided in the sections numbered three (3) and four (4) of this Agreement. The Parties further agree to abide by the terms of the Memorandum of Understanding ("MOU") executed on May 11, 2006, specifically including, but not limited to, the terms and provisions of the Recovery Action section of the

MOU pertaining to the apportionment of recoveries, which MOU is incorporated herein by reference.

6.   WARRANTY REGARDING UNKNOWN CLAIMS, INJURIES, AND DAMAGES.

     Avondale warrants and represents that the extent of damages sustained by Avondale may be unknown, as Avondale maintains that insured and uninsured damages to its property and Avondale's business income loss is ongoing and that Avondale has sustained other uninsured loss, and Avondale understands, agrees, and warrants that the Covenant Not to Sue contained herein extends to all unknown or unanticipated claims and damages Avondale could assert against Factory Mutual pursuant to the terms of the Policy and as a result of the Norfolk Southern Derailment, as well as to those claims and damages that are now known or disclosed, apprehended, or anticipated.

7.   SETTLEMENT AUTHORITY.

     The Parties represent and warrant that they have taken all necessary corporate, legislative, legal, and other action to duly approve the making and performance of this Agreement and that no further action or approval is necessary. Upon execution of this Agreement, Avondale will provide to Factory Mutual a copy of the resolution of its Board of Directors approving the amount and terms of the settlement, as well as the relevant portions of minutes of the meeting in which the Agreement is adopted.

8.   INDEMNIFICATION.

     Avondale represents and warrants that no lien holder has any rights with respect to any of the payments made hereunder. Avondale agrees to defend at its cost, indemnify, and hold harmless Factory Mutual against any claim from any other person or entity seeking all or any portion of the proceeds to be paid by Factory Mutual as contemplated by this settlement. Except for this limited indemnity obligation, Avondale shall have no obligation to defend at its cost, indemnify, or hold harmless Factory Mutual against any claim, damages, or costs from any other person or entity for any act or omission by Factory Mutual. Factory Mutual shall have no obligation to defend at its cost, indemnify, or hold harmless Avondale against any claim, damages, or costs from any other person or entity for any act or omission by Avondale.

9.   NO ADMISSION OF LIABILITY.

     This Agreement evidences a compromise settlement of disputed claims entered into in order to avoid further dispute and litigation. It is expressly understood and agreed by the Parties hereto that neither the making of this Agreement, the making of any payment by any Party, nor any other action taken by any Party pursuant to this Agreement shall be construed as an admission by any Party of responsibility or liability to any other Party.

10.  COMPLETE AGREEMENT.

     The Parties hereto understand and agree that this Agreement, and the Memorandum of Understanding incorporated by reference herein, contains their entire understanding concerning the matters herein contained and that there are no other agreements, whether oral or written, regarding the same. The Parties to this Agreement acknowledge and agree that this Agreement shall not be subject to any claim of mistake of fact or any claim of fraud. The terms of this Agreement are contractual and not a mere recital and merge all prior discussions, agreements and transactions of all kinds pertaining to the matters discussed in this Agreement. All of the undersigned have had ample opportunity to investigate all of the matters covered in this Agreement and to receive the advice of counsel. This Agreement is made without any reliance on any statement, promise, inducement or consideration not recited herein. This Agreement may not be waived, changed, modified, discharged or terminated except as provided herein or except by a writing signed by the Party against whom such waiver, change, modification, discharge or termination is sought to be enforced. If any section of this Agreement shall for any reason be or become invalid or unenforceable, it shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

11.  REPRESENTATION OF COMPREHENSION OF DOCUMENT.

     In entering this Agreement, the Parties represent that they have relied upon the advice of their attorneys, who are the attorneys of their own choosing, concerning the legal consequences of this Agreement; that the terms of this Agreement have been completely read and explained to the Parties by their attorneys; that the terms of this Agreement are fully understood and voluntarily accepted by the Parties; and the Parties unconditionally accept this Agreement and acknowledge that this Agreement is mutual and binding upon all Parties hereto regardless of the extent of damages allegedly suffered by any of the Parties.

12.  SUCCESSORS IN INTEREST.

     This Agreement shall be binding upon and inure to the benefit of the Parties hereto, jointly and severally, as well as to the past, present and future executors, administrators, agents, employees, adjusters, directors, officers, stockholders, servants, attorneys, affiliated persons and entities, predecessors in interest, successors in interest, assigns regardless of form, creditors, bondholders, trustees in bankruptcy or otherwise, receivers, general and limited partners, partners, sister corporations, divisions, subsidiaries, parents, re-insurers, and any other representative or entity acting on behalf of, pursuant to or by virtue of the rights of each.

13.  CONSTRUCTION OF THIS AGREEMENT.

     The Parties agree that they have each participated in the drafting of this Agreement, and that, as a result, this Agreement shall not be construed in favor of or against any party hereto.

14.  GOVERNING LAWS.

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

15.  EFFECTIVENESS.

     This Agreement shall become effective immediately upon execution by the Parties.

16.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in several counterparts, separate signature pages for each Party, each which shall be deemed an original, but all of which taken together shall be deemed to constitute one and the same instrument.

17.  HEADINGS AND CAPTIONS.

     The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this document to be signed in their respective names by their duly authorized representative and approved by their attorneys.

                                        AVONDALE MILLS, INC.


                                        By:    /s/ Stephen Felker
                                            ------------------------------------
                                        Title: Chief Executive Officer &
                                               Chairman of the Board
                                               ---------------------------------

                                        Print Name: Stephen Felker, Sr.
                                        Title: Chief Executive Officer,
                                               Chairman of Board of Directors

ATTESTATION:

     On the 16th day of May, 2006, before me came Stephen Felker, to me known, who, being by me duly sworn, did depose and say that he resides in High Shoals, Georgia, that he is the Chairman and CEO of Avondale Mills, Inc., the corporation described in, and which executed, the foregoing instrument, that he knows the seal of the said corporation; that the seal affixed to said instrument is the Corporate Seal, that it was so affixed by authority from the Board of Directors of said corporation; and that he signed his name thereto with like authority.

                                        /s/ Leigh Ann Mansmann   (Seal)
                                        -------------------------------
                                        Print Name: Leigh Ann Mansmann
                                                    -------------------
                                        Title: Assistant Secretary
                                               ------------------------


Sworn to and Subscribed before me
this 16th day of May, 2006.

/s/ Lynn D. Atha
-------------------------------------
Notary Public

                                        FACTORY MUTUAL INSURANCE COMPANY


                                        By: /s/ Dennis M. Corrigan
                                            ------------------------------------
                                        Title:  VP Central Div. Claims Mgr.
                                               ---------------------------------

                                        Print Name: Dennis Corrigan
                                        Title: Vice President, Central Division
                                               Claims Manager

ATTESTATION:

     On the 16 day of May, 2006, before me came Dennis M. Corrigan, to me known, who, being by me duly sworn, did depose and say that he resides in Illinois, that he is the Vice President, Central Division Claims Manager of Factory Mutual Insurance Company, the corporation described in, and which executed, the foregoing instrument, that he knows the seal of the said corporation; that the seal affixed to said instrument is the Corporate Seal, that it was so affixed by authority from the Board of Directors of said corporation; and that he signed his name thereto with like authority.

                                                                          (Seal)
                                        ----------------------------------
                                        Print Name: Annette Pope
                                                    ----------------------------
                                        Title:
                                               ---------------------------------
Sworn to and Subscribed before me
this 16 day of May, 2006.

/s/ Annette Pope
-------------------------------------
Notary Public

                          MEMORANDUM OF UNDERSTANDING
                         REGARDING TERMS OF SETTLEMENT

     This Memorandum of Understanding ("MOU") is made and entered into by and between Factory Mutual Insurance Company ("Factory Mutual") and Avondale Mills, Inc. ("Avondale"). Avondale and Factory Mutual agree to the total sum of $215,000,000 to completely and finally resolve all Avondale claims against Factory Mutual arising from or related in any way to the January 6, 2005 train derailment and chlorine release ("the Incident"), including claims under Policy JB275 ("the Policy") and any other claims and to end the adjustment investigation and process and discharge Avondale from further response to the Policy adjustment, proof and appraisal requirements. Of this amount, one hundred fifteen million and 00/100 dollars ($115,000,000) has already been paid by Factory Mutual. The full consideration will not be paid until the parties have drafted, agreed upon, and executed a final Covenant Not to Sue and Settlement Agreement ("Settlement Agreement"). Subject to the execution of the Settlement Agreement within 5 days of this MOU, the remaining dollars will be paid by Factory Mutual in the following manner: $100,000,000 will be paid by May 25 (Factory Mutual will use best efforts to pay by May 22) but after the execution of the Settlement Agreement. The parties are obligated to execute a Settlement Agreement within 5 days of this MOU.

     It is expressly agreed, intended, and understood by the parties that the above-referenced consideration is received in full settlement, accord, and satisfaction of any and all claims, damages (known and unknown), rights, demands and causes of action (including, but not limited to, bad faith or punitive or extra-contractual damages claims) that Avondale has, may have had, or may claim in the future to have against Factory Mutual its directors, officers, employees, agents, affiliates, subsidiaries and parents, arising out of the January 6, 2005 train derailment and chlorine release. Avondale will execute subrogation receipts for all Factory Mutual payments. Avondale warrants that there are no liens on this recovery or loss payees entitled to be identified for these payments.

     At the time the Covenant Not to Sue and Settlement Agreement is executed, Avondale will provide Factory Mutual a copy of the resolution of its Board of Directors approving this settlement and its terms and the relevant part of the minutes of the meeting at which it was adopted.

     AFFIRMATIONS OF FACT - In conjunction with this settlement, Factory Mutual and Avondale hereby acknowledge the following:

     A. Avondale retained counsel immediately after the Insured event, has been represented by counsel throughout the adjustment process and settlement negotiations, and was represented by counsel at the time of settlement.

     B.   The Parties retained and relied upon experts and consultants.

     C. The settlement was reached in good faith after arms length negotiations by the Parties.

     D. The Parties dispute the scope and measure of insured damages from the Incident;

     E. The settlement is intended to compromise and settle disputed claims arising out of the Incident. This settlement is a compromise of Avondale's claim under the Policy. Factory Mutual's current loss measure will be sent to counsel for Avondale. This agreement does not constitute an admission by Avondale or Factory Mutual of Avondale's insured or uninsured loss.

     F. In exchange for this settlement, Factory Mutual is foregoing certain rights under the Policy concerning its investigation and measure of the claims, including, its rights to:

          1.   require Avondale to submit a Proof of Loss;

          2. seek appraisal of any differences regarding the measure or amount of loss;

          3. obtain documents pursuant to the "Requirements In Case of Loss" provision;

          4. require Avondale to comply with the requirements in the "Valuation" provision; and

          5.   conduct examinations under oath.

     G. Factory Mutual agrees that Avondale has the right to expend or apply the proceeds of this settlement as Avondale determines is appropriate in its sole discretion.

     H. Nothing in this MOU shall be deemed a release of any claims asserted by Avondale or Factory Mutual against Norfolk Southern or other parties to the Recovery action.

     RECOVERY ACTION - Avondale is pursuing a lawsuit against Norfolk Southern and others for all losses from the Incident and punitive damage claims of the ("Recovery action"). The Parties agree that Avondale can continue to pursue its claim for uninsured losses, including compensatory damages and punitive damages, against Norfolk Southern and others in the Recovery action and Factory Mutual can pursue its subrogation claim against Norfolk Southern and others in the Recovery action. The Parties will agree to apportion recoveries for any joint settlement or lump sum recovery as set forth below.

     In the event the court denies Factory Mutual's Motion to Intervene, Avondale shall agree upon entry of the Order denying Factory Mutual's Motion to Intervene that Factory Mutual's selected counsel will be added as counsel of record to represent Factory Mutual's subrogated interest in the Recovery action. Factory Mutual shall also have the right to control its subrogated interest as part of the Recovery Action.

     A. Authority to Settle Recovery Action - Both Avondale and Factory Mutual shall have the right to separately settle their respective claims in the Recovery action and will do so in a manner that does not materially prejudice the ability of the non-settling party to proceed with said litigation. In the event of settlement by one Party, the settling party will cooperate with the remaining plaintiff or party in making files, evidence, experts and other witnesses reasonably available to the remaining plaintiff or party to pursue its recovery claims at the expense of the nonsettling party. The parties agree that the recovery distribution in the event of joint settlement and the recovery distribution in the event of jury verdict will not apply if either party exercises its right to independently settle its portion of the Recovery action.

     B. Recovery Distribution in the Event of a Joint Settlement - If Avondale and Factory Mutual jointly settle their claims in the Recovery action, the parties hereby agree that the first $ 215 million of the settlement shall be considered compensatory damages. Subject to this agreement, any funds recovered in a joint settlement will be allocated as follows:

          1. Avondale will receive first dollars to reimburse for its deductible and for its uninsured losses up to $ 5 million;

          2. Factory Mutual will receive the next dollars until it is reimbursed $100,000,000 for loss payments under the insurance policy;

          3. Avondale will receive the next dollars for its uninsured loss up to an additional $10,000,000.

          4. Factory Mutual will receive the next dollars until it is reimbursed in full for loss payments under the insurance policy and pursuant to this MOU.

          5. After Factory Mutual is compensated per B(4), Avondale will receive all additional amounts, including any punitive damages recovered by way of settlement.

     C. Recovery Distribution in the Event of a Jury Verdict - Avondale and Factory Mutual agree that they will submit and support a jury verdict form that permits the jury to issue separate damages awards to Avondale and Factory Mutual for their respective claims. Avondale and Factory Mutual shall retain any separate damages awarded to them respectively. If Avondale and Factory Mutual collect on a verdict in the recovery action which does not separately allocate the Parties' respective claims, any amounts awarded by the jury, entered as a judgment, and collected by the parties on the judgment will be allocated as follows:

          1. Avondale will receive first dollars awarded as compensatory damages to reimburse for its deductible and for its uninsured losses up to $5 million;

          2. Factory Mutual will receive the next dollars awarded as compensatory damages until it is reimbursed $100,000,000 for loss payments under the insurance policy and pursuant to this settlement made to Avondale;

          3. Avondale will receive the next dollars awarded as compensatory damages for its uninsured losses up to an additional $10,000,000;

          4. Factory Mutual will receive the next dollars awarded as compensatory damages until it is reimbursed in full for loss payments under the insurance policy and pursuant to this MOU;

          5. After Factory Mutual is compensated per C(4), Avondale will receive all additional amounts awarded as compensatory damages and Avondale will receive all amounts awarded as punitive damages.

     D. Recovery Action Expenses - Recovery action expenses include all fees and costs incurred for consultants and experts retained by either Avondale or Factory Mutual in the Recovery action (not any consultant or expert fees on the adjustment issues). Recovery action expenses also include: costs of court reporters and deposition transcripts, costs of computer support services for document production, document copying costs, travel expenses and related fees provided to witnesses, and expert expenses. Finally, Recovery action expenses shall not include any expenses, costs or fees relating to the submission or adjustment of the claim under the insurance policy, the salary or time incurred by an employee of the parties to assist in prosecuting the Recovery action, nor shall it include any attorneys' fees and related expenses (including direct travel costs) incurred by Avondale or Factory Mutual in the Recovery action.

          All Recovery action expenses incurred from the date upon which this agreement is executed until the conclusion of the litigation by Avondale and/or Factory Mutual shall be split between Avondale and Factory Mutual on a 50/50 basis and shall be paid upon receipt of a statement with necessary supporting back-up from counsel for Avondale/Factory Mutual. Upon completion of the Recovery action by Avondale and/or Factory Mutual, Avondale and Factory Mutual shall adjust these litigation expense obligations on a pro-rata basis based upon the allocation of the full recovery (compensatory and punitives) to each party. In the event of settlement by either Party, the settling party will be obligated to their 50% of the Recovery action expenses as defined in this Agreement up to the date of the settlement and will have no other obligation for Recovery action expenses.

          In the event of dispute as to application of this provision concerning Recovery action expenses, the Parties agree to enter binding arbitration pursuant to AAA rules.

     SUCCESSORS IN INTEREST - The terms of this settlement shall be binding upon Avondale and Factory Mutual and each of their respective successors in interest and assigns.

     APPLICABLE LAW - This Agreement will be construed in accordance with the law of the State of Georgia in which the Policy was delivered.

     Signatures on following page.

     The Parties to this MOU have caused this document to be signed in their respective names by their duly authorized representative and approved by their attorneys.

Factory Mutual Insurance Company        Avondale Mills, Inc.


/s/ Dennis Corrigan                     /s/ Stephen Felker
-------------------------------------   ----------------------------------------
Dennis Corrigan                         Stephen Felker, Sr.
Vice President                          Chief Executive Officer
Central Division Claims Manager         Chairman of Board of Directors


Robins, Kaplan, Miller & Ciresi LLP     King & Spalding LLP
Attorneys for Factory Mutual            Attorneys for Avondale Mills, Inc.
Insurance Company


By: /s/ William H. Stanhope             By: /s/ Michael. C. Russ
    ---------------------------------       ------------------------------------

DATE: May 11, 2006